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                                                                     EXHIBIT 3.2

                            ARTICLES OF AMENDMENT TO
                          RESTATED AND AMENDED ARTICLES
                                OF INCORPORATION

                                       OF

                                ROCK-TENN COMPANY

                                       I.

         The name of the corporation is Rock-Tenn Company (the "Corporation").

                                      II.
         The amendments to the Restated and Amended Articles of Incorporation of the Corporation are as follows:

                  (a) Article II, paragraph (b)(4)(ii) of the Restated and Amended Articles of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

                           "(ii) (A) any trust existing solely for the benefit
                  of such holder of Class B Common provided such holder was a beneficial owner of Voting Stock immediately prior to the Effective Time, (B) any trust existing solely for the benefit of any person who would be a Permitted Transferee of such holder under clause (i) with respect to the shares to be Transferred and (C) to the extent any such trust referred to in clause (ii)(A) or (ii)(B) is terminated or the property thereof is otherwise Transferred for any reason, any settlor or beneficiary of such trust referred to in clause (ii)(A) or
                  (ii)(B) (for purposes of this clause (ii), a trust shall be deemed to exist solely for the benefit of such holder of Class B Common in clause (ii)(A) and/or such person or persons in clause (i) for such period of time as no other person has a current right to receive the income from or the principal of such trust, and, as of the time any other person (other than a holder of Class B Common specified in clause (ii)(A) and/or a person or persons specified in clause (i)) has such right, each share of Class B Common held by such trust shall automatically convert into one share of Class A Common in accordance with paragraph (b)(6));"

                  (b) Article II, paragraph (b)(4)(iii) of the Restated and Amended Articles of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

                           "(iii) upon the death of such holder of Class B
                  Common that was a beneficial owner of Voting Stock immediately prior to the Effective Time, such holder's estate or any executor, administrator, conservator or other legal representative of such holder or upon any Transfer by such estate, executor,

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                  administrator, conservator or other legal representative of such holder, such holder's Permitted Transferees specified in clause (i);"

                  (c) Article II, paragraph (b)(4)(iv) of the Restated and Amended Articles of Incorporation of the Corporation is hereby amended by deleting the word "and" at the end of such paragraph;

                  (d) Article II, paragraph (b)(4)(v) of the Restated and Amended Articles of Incorporation of the Corporation is hereby amended by deleting the period at the end of such paragraph and inserting"; and" in its place; and

                  (e) Article II, paragraph (b)(4) of the Restated and Amended Articles of Incorporation of the Corporation is hereby amended to include a new paragraph (vi), which shall read in its entirety as follows:

                           "(vi) to the extent that such holder of Class B
                  Common was a beneficial owner of Voting Stock immediately prior to the Effective Time and was organized as a trust as of such time, any beneficiary of such trust that was a beneficiary of such trust at the Effective Time."

                                      III.

         The amendments set forth above were adopted and approved by the Board of Directors of the Corporation on October 27, 1994.

         The amendments set forth above were duly approved by the shareholders of the Corporation in accordance with Section 14-2-1003 of the Georgia Business Corporation Code on January 26, 1995.

         IN WITNESS WHEREOF, these Articles of Amendment to Restated and Amended Articles of Incorporation have been signed as of this 26th day of January, 1995.

                                                 ROCK-TENN COMPANY



                                                 By:
                                                    ----------------------------
                                                    Bradley Currey, Jr.
                                                    Chairman, President and
                                                    Chief Executive Officer